N-SAR Exhibit: Sub-item 77H(b)
Legg Mason Partners Equity Trust
QS S & P 500 Index Fund

Item 77H(b): Changes in Control of Registrant

In response to Sub-Items 77D(d), the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on February 4, 2016 (Accession No. 0001193125-16-450581). The Registrant also incorporates by reference Post-Effective Amendment No. 351 to Form N-1A filed on
January 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-435734).